                                                                    EXHIBIT 99.1

For release 4/3/02 at 4:00 Eastern



            Planar Trims Outlook for Second Quarter and Fiscal Year,
                    Schedules Quarterly Results Announcement



Beaverton, Ore., April 3, 2002 - Planar Systems Inc. (NASDAQ:PLNR), a worldwide leader in flat-panel display solutions, will announce the results of its second quarter of fiscal 2002 after the market closes on April 17, 2002. Preliminary results for the quarter indicate sales in line with earlier guidance but net income per fully diluted share below current expectations.

         For the fiscal second quarter, ended March 28, 2002, the company expects to report sales of between $48 million and $50 million, a substantial increase from the $40.8 million reported for the quarter ended December 28, 2001. Net income per fully diluted share is expected to be in the range of $0.14 to $0.16, down from $0.19 last quarter.

         "While the company generated satisfactory top-line sales for the second quarter, several non-recurring expense items, along with product mix changes affecting gross margin percentage, impacted the bottom line such that early announcement is appropriate," said Balaji Krishnamurthy, president and CEO of Planar. "Also, recent internal forecasts indicate growth in new business will not fully offset slower-than-expected recovery in Planar's core business this year, prompting an adjustment to our outlook for 2002."

         Items negatively impacting Planar's second quarter net income include one-time costs associated with the company's acquisition of DOME Imaging Systems, higher-than-anticipated costs incurred in transferring manufacturing of products from a closed facility, and additional development expenses for the new Invitium product which will begin shipping in the fiscal third quarter. Additionally, continued robust growth in the desktop monitor business has done much to support sales performance, but those products' lower margins are contributing to a reduction of the company's overall gross margin as a percentage of sales.

         "Based on the latest information from our core customers and the forecast for our desktop monitor business, we're adjusting modestly our sales outlook for the current fiscal year to $190 million. Performance to date, second quarter's non-recurring items, continued softness in our core markets and the ongoing changes to the gross margin percentage of our product mix cause the reduction of our outlook for net income per share to about $0.85 for the year," Krishnamurthy said. "This sales and net income outlook does not include the impact of the DOME acquisition, which is expected to be accretive to the bottom line on an operating basis beginning in our third quarter this fiscal year."

         Once the DOME purchase price allocation is completed, expected later this month, guidance for the remainder of fiscal 2002 will be updated to reflect the combined financials and factor in the second quarter's final results.

         Krishnamurthy and CFO Steve Buhaly will conduct a conference call today at 5:00 p.m. Eastern/2:00 p.m. Pacific to discuss these preliminary results for the quarter and the revised guidance. Members of the public are welcome to listen to the call via webcast, accessed from www.planar.com or numerous investor-oriented Web sites.

         Planar will announce the results of its second quarter in a press release to be issued at 4:00 p.m. Eastern on April 17, 2002. At 5:00 p.m. Eastern that day, Krishnamurthy and Buhaly will discuss the results and answer questions in a conference call which will also be publicly available via webcast.

ABOUT PLANAR
         Planar Systems is a worldwide leader in the development and marketing of electronic information display systems. The company specializes in collaborative relationships with customers, designing and producing flat-panel display solutions ranging from desktop monitors for the office to high-performance displays for challenging field applications in medical, industrial and transportation markets. Founded in 1983 and publicly traded on The Nasdaq National Market as `PLNR', Planar is headquartered in Oregon, USA, and operates manufacturing and sales in the United States and Europe. For more information please visit www.planar.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Balaji Krishnamurthy and the statements regarding the company's expectations as to financial results for the second quarter and fiscal 2002 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: domestic and international business and economic conditions, changes in growth in the flat panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, continued success in technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings. In addition, actual results could vary materially from the description contained herein due to the risks inherent in the acquisition of businesses and technologies, including integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, the timing and successful completion of technology and product development through volume production and risks that the acquisition can not be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

PLANAR is a registered trademark of Planar Systems, Inc.

CONTACT:

Stewart Clark, Investor Relations Director
503-748-6984 / stewart_clark@planar.com